UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 2.01	Completion of Acquisition or Disposition of Assets

On December 5, 2024, pursuant to the previously announced stock purchase agreement (the “Stock Purchase Agreement”), dated September 20, 2024, between Uranium Energy Corp. (the “Company”), through its wholly-owned subsidiary, UEC Sweetwater Corp., a Delaware corporation (the “Buyer”), and Rio Tinto America Inc., a Delaware corporation (the “Seller”), the Buyer acquired all of the issued and outstanding shares of capital stock (the “Shares”) of (i) Kennecott Uranium Company, a Delaware corporation (“KUC”), which is a joint venture participant of, and owns a 50% ownership interest in, the Green Mountain Mining Venture, and unincorporated Wyoming contractual joint venture (“GMMV”), and (ii) Wyoming Coal Resources Company, a Delaware corporation (“WCRC”), which is a joint participant of, and owns a 50% ownership interest in, GMMV (collectively, the “Acquisition”).

KUC, WCRC and GMMV, collectively, own or hold the assets, rights and obligations comprised of: (i) the facilities, equipment, improvements and fixtures for the processing of uranium located in Sweetwater County, Wyoming, owned by KUC, WCRC and GMMV, and related facilities and impoundments; (ii) the Jackpot and Big Eagle properties located in Wyoming; (iii) the mineral and real property interests which are owned or leased by KUC, WCRC or GMMV, subject to the permitted encumbrances, including patented and unpatented mining and millsite claims, leaseholds, material easements and rights-of-way of record; and (iv) the other rights and interests in uranium mineralization located in Fremont and Sweetwater Counties, Wyoming, owned or held by any of KUC, WCRC or GMMV (collectively, the “Project”).

Pursuant to the closing of the Acquisition, on December 5, 2024, the Company on behalf of the Buyer paid the Seller approximately $175.4 million in cash.

Upon completion of the Acquisition, the Company has replaced approximately $25 million in surety bonds securing future reclamation costs relating to the Project. In addition, the Company and the Buyer continue to indemnify the Seller from most of the liabilities associated with the Project.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the Stock Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2024.

No financial statements are required for the Acquisition because none of the significance tests under Item 3-05 of Regulation S-X exceed 20%.

Item 7.01	Regulation FD Disclosure

On December 6, 2024, the Company issued a news release to announce the completion of the previously announced (September 23) agreement with Rio Tinto America Inc. (“Rio Tinto”) to acquire 100% of Rio Tinto's Wyoming assets, comprised of the wholly-owned and fully-licensed Sweetwater Plant and a portfolio of uranium mining properties, including the Red Desert Project and the Green Mountain Project, with approximately 175 million pounds of historic resources(1) (the “Transaction”). The purchase price paid was approximately $175.4 million in cash and was funded with UEC’s available liquidity.

Amir Adnani, President and CEO, stated: “The Transaction presents a rare opportunity to acquire U.S. licensed facilities and uranium mining properties from a leading global miner. These assets will significantly enhance and accelerate UEC’s production capabilities in Wyoming’s Great Divide Basin. The Sweetwater Plant, a 3,000-ton-per-day processing mill with a licensed capacity of 4.1 million pounds U3O8 annually, can also be adapted to recover uranium from loaded resins produced by In-Situ-Recovery (“ISR”) operations, offering UEC the flexibility to support both ISR and conventional mining. With the addition of the Sweetwater Plant, UEC has the largest licensed production capacity in the U.S.

The recent investments in nuclear power by Big Tech companies, including Microsoft, Amazon, Google and Meta, demonstrates unprecedented interest from several of the world’s largest and most sophisticated companies in expanding America’s nuclear energy baseload capacity. These companies fully realize nuclear power is a key source of highly reliable, clean and safe energy to power the increased energy demands required by AI computing. As the largest U.S.-based uranium company, UEC will play a critical role in supplying the fuel required for today and the future – a point further underscored by Russia’s recently announced uranium export restrictions.”

Transaction Highlights:

●	Creates UEC’s Third U.S. Hub-and-Spoke Production Platform;

●	Acquisition of a Highly Invested Asset Base with Operating Synergies;

●	Combined U.S. licensed production capacity of 12.1 million pounds of U3O8 per year;

●	Drives Sizeable and Accretive Resource Growth;

●	Unlocks Significant Scarcity Value and Production Optionality; and

●	Adds Extensive Land Package, Geological Data and Exploration Opportunities.

The Company’s next steps for the acquired asset portfolio include (1) completing a SEC Regulation S-K 1300 (“S-K 1300”) technical resource summary report to upgrade and confirm historic estimates, (2) building out a dedicated team to focus on advancing the Sweetwater hub-and-spoke production platform, and (3) refurbishing parts of the Sweetwater Plant and completing equipment modifications for In-Situ Recovery processing.

About the Red Desert Uranium Project

The Red Desert Project is a development-stage uranium project, encompassing approximately 20,005 acres of exploration and mining rights in the Great Divide Basin, including 17,750 acres of unpatented mining claims, 1,975 acres of patented lands and 1,280 acres of state uranium leases. Between three deposits, historic uranium resources are estimated at approximately 42 million pounds of U3O8 .(1) There is potential for further discoveries, particularly in the shallow mineralization adjacent to the Sweetwater Plant. The deposits are favorable for ISR mining, with uranium hosted below the water table at depths suitable for oxygen dissolution, and in fluvial sands confined by low permeability silts or clays.

About the Green Mountain Uranium Project

The Green Mountain Project is a development-stage uranium project located 22 miles north of the Sweetwater Plant. The project spans approximately 32,040 acres of exploration and mining rights, including 29,400 acres of unpatented mining claims, 640 acres of patented lands and 2,000 acres of state uranium leases. Between five deposits, historic uranium resources are estimated at approximately133 million pounds of U3O8 .(1) Desert View and Whiskey Peak have large areas that have been identified as having good potential for ISR mining, whereas the other deposits are considered appropriate for conventional mining.

About the Sweetwater Plant

The Sweetwater Plant is a 3,000 ton per day conventional processing mill with a licensed capacity of 4.1 million pounds of U3O8. It is located approximately 40 miles northwest of Rawlins and 75 miles northeast of Rock Springs, Wyoming. Access to the mill is via 30 miles of paved road from US Highway 287 to the east of the site. The fully licensed mill operated from 1981 to 1983 and has been kept under diligent care and maintenance since then. It is the only conventional processing mill in Wyoming.

The plant has considerable infrastructure in place, including well-maintained buildings and equipment, a wash bay, warehouse, workshop, offices, access road and utilities. There is potential for the plant to be adapted for the recovery of uranium from loaded resins produced by ISR operations, subject to obtaining any necessary modifications to permits and licenses.

Note:
1.
Based upon internal studies and other historic data prepared by prior owners in regards to the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

Advisors and Counsel

Goldman Sachs & Co. LLC and Rothschild & Co acted as financial advisors to UEC in connection with the Transaction. Holland & Hart LLP and McMillan LLP acted as its legal advisors.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated December 6, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: December 6, 2024.
	By:	/s/ Josephine Man
Josephine Man, Chief Financial
Officer, Treasurer and Secretary
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